Exhibit 99.4

Trees Waterfront, LLC

Financial Statements

For the nine months ended September 30, 2021 and 2020

Trees Waterfront, LLC

Contents

Balance Sheets	1

Statements of Income and Member's Equity (Deficit)	2

Statements of Cash Flows	3

Notes to Financial Statements	4

Trees Waterfront, LLC

Balance Sheets

	September 30,	December 31,
	2021	2020
	(unaudited and unreviewed)
ASSETS
Current Assets
Cash and cash equivalents	$42,690	$43,219
Inventory	108,332	102,193
Prepaid expenses and other current assets	—	400
Total current assets	151,022	145,812
Non-current assets
Property and equipment, net	7,785	8,381
Operating lease right-of-use asset	308,798	233,419
Other non-current assets	6,428	6,428
Total non-current assets	323,011	248,228
Total Assets	474,033	394,040

LIABILITIES AND MEMBER'S EQUITY
Current liabilities
Accounts payable	58,085	78,984
Accrued expenses and other current liabilities	85,101	83,693
Current portion of lease obligation	46,267	55,199
Total current liabilities	189,453	217,876
Long-term liabilities
Lease obligation, net of current portion	255,098	166,979
Total liabilities	444,551	384,855

Commitments and contingencies (see note 6)	—	—

Member's equity	29,482	9,185
Total liabilities and member's equity	$474,033	$394,040

See accompanying notes to the financial statements

Trees Waterfront, LLC

Statements of Income and Member’s Equity (unaudited and unreviewed)

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Product sales, net	$356,776	$411,761	$1,073,623	$1,018,635
Cost of goods sold	206,535	276,912	694,123	743,605
Gross margin	150,241	134,849	379,500	275,030

Operating expenses
Labor and benefits	67,058	47,619	189,632	135,377
Occupancy costs	21,468	19,472	63,956	58,416
Professional services	8,602	2,889	58,399	6,176
Office supplies and equipment	8,698	2,278	15,511	8,913
Advertising and promotion	4,800	7,683	14,400	24,899
Depreciation	820	1,179	3,100	3,502
Other operating expense	39,088	19,436	58,586	100,533
Total operating expenses	150,534	100,556	403,584	337,816
Operating (loss) income	(293)	34,293	(24,084)	(62,786)

Other income
Other income	1,157	981	3,464	2,356
Net income (loss)	$864	$35,274	$(20,620)	$(60,430)

Member's equity, beginning of period	49,841	36,825	9,185	71,669
Contributions from member	—	—	68,375	69,860
Distributions to member	(21,223)	(9,038)	(27,458)	(18,038)
Member's equity, end of period	$29,482	$63,061	$29,482	$63,061

See accompanying notes to the financial statements

Trees Waterfront, LLC

Statements of Cash Flows (unaudited and unreviewed)

For the nine months ended September 30,	2021	2020
Cash flows from operating activities
Net loss	$(22,365)	$(60,431)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,100	3,502
Lease payments less than (greater than) lease expense	3,808	(1,149)
Changes in operating assets and liabilities:
Inventories	(6,139)	(49,173)
Prepaid expenses and other current assets	400	(100)
Accounts payable	(20,899)	39,840
Accrued expenses and other current liabilities	3,153	28,739
Net cash used by operating activities	(38,942)	(38,772)
Cash flows from investing activities
Purchase of property and equipment	(2,504)	(1,087)
Net cash used for investing activities	(2,504)	(1,087)
Cash flows from financing activities
Contributions from member	68,375	69,860
Distributions to member	(27,458)	(18,038)
Net cash provided by financing activities	40,917	51,822
Net increase (decrease) in cash and cash equivalents	(529)	11,963
Cash and cash equivalents at the beginning of the year	43,219	15,817
Cash and cash equivalents at the end of the year	$42,690	$27,780

Supplemental cash flow Information
Cash paid during the year for:
Amounts included in the measurement of lease liabilities	$60,147	$59,565

Supplemental non-cash financing activity
ROU assets obtained in exchange for new lease liabilities	$120,393	$—

See accompanying notes to the financial statements

Trees Waterfront, LLC

Notes to Financial Statements (unaudited and unreviewed)

1.	ORGANIZATION AND NATURE OF BUSINESS

Trees Waterfront, LLC (“Trees Waterfront” or the “Company”) is a limited liability company which was formed in January 2018 under the laws of Oregon. Under the terms of the operating agreement, Trees Waterfront will continue in existence until its member makes a determination to dissolve the entity.  The Company’s principal business is retail sales of recreational and medicinal cannabis products. The licensed retail store is located in Portland, Oregon.

The Company’s business is subject to legal risk. Even though the State of Oregon has granted licenses to the Company for retail distribution of marijuana products, these activities remain illegal under federal law. This causes difficulty in obtaining traditional banking and financing relationships. If the federal government elects to enforce the laws as currently written or changes the laws with respect to cannabis, it could have an adverse effect on the Company’s operations, including potential prosecution under the laws and liquidation of the Company. The Company is also subject to a variety of state laws, regulations, and local ordinances.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments necessary to state fairly the financial position, results of operations, and cash flows of the Company at the dates and for the periods indicated. Interim results are not necessarily indicative of results for the full fiscal year. The comparative balance sheet as of December 31, 2020 was derived from the audited financial statements but does not include all disclosures required by GAAP.

These unaudited consolidated financial statements should be read in conjunction with the Company’s annual audited consolidated financial statements for the year ended December 31, 2020 and the notes thereto.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.  Accordingly, actual results could differ from those estimates, and such results could be material.

Cash and Cash Equivalents

The Company’s recorded cash balance consists of cash on hand.

Inventories

Inventories consist of finished goods ready for sale to retail customers and are stated at the lower of cost or net realizable value. Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs necessary to make the sale. The Company periodically reviews physical inventory to specifically identify and adjust the value of excess, obsolete, and otherwise unsaleable items.  Based on the low level of historical write-offs and frequent inventory turnover, management believes that obsolete inventory as of the fiscal

Trees Waterfront, LLC

Notes to Financial Statements (unaudited and unreviewed)

year end is immaterial, and therefore no reserve for obsolete inventory is recorded as of September 30, 2021 or December 31, 2020.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. When property and equipment is sold or retired, the cost and accumulated depreciation are eliminated from the accounts and gains or losses are recorded in the statements of income. Expenditures for maintenance and repairs are expensed as incurred.

Depreciation is determined using the straight-line method over the following estimated useful lives:

Leasehold improvements	2-3 years
Furniture and equipment	5-10 years
Computers and hardware	3 years

Impairment of Long-Lived Assets

GAAP requires that long-lived assets, such as property and equipment, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the asset is measured by comparison of its carrying amount to undiscounted future net cash flows the asset is expected to generate. Specifically, management projects undiscounted cash flows expected over the period to be benefited. If such assets are considered to be impaired, the impairment recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value. Estimates of expected future cash flows represent management’s best estimate based on currently available information and reasonable, supportable assumptions. Any impairment recognized is permanent and may not be restored. As of  September 30, 2021 and December 31, 2020, the Company believes no indicators of impairment exist.

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers and all the related amendments (the “revenue standard” or “ASC 606”).

The Company generates revenue from the sale of cannabis to individual retail customers.  It recognizes this revenue at a point in time when control of the goods has been transferred to the customer at an amount which reflects the consideration the Company receives in exchange for those goods. The Company’s sales consist of a single performance obligation for which the transaction price for a given product sold is equivalent to the price quoted for the product, net of any discounts or allowances applicable at a point in time.

The Company has elected to exclude from measurement of the transaction price all taxes (e.g., sales, use, value added and certain excise taxes) that are assessed by a governmental authority in connection with a specific revenue-producing transaction and collected by the Company from the customer. Accordingly, the Company recognizes revenue net of taxes.

The Company generally does not have contract assets or contract liabilities.

Cost of Goods Sold

Cost of goods sold includes the costs of inventory sold including the product packaging as well as any inventory shrink due to theft or waste.

Trees Waterfront, LLC

Notes to Financial Statements (unaudited and unreviewed)

Advertising and Marketing costs

Advertising and marketing costs are expensed as incurred.

Income Taxes

The Company has elected to be taxed as an S-Corporation under the provisions of the United States Internal Revenue Code. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company’s members and no provision for income taxes has been reflected in these financial statements.

Recently Issued Accounting Pronouncements

Accounting standards have been issued or proposed by the FASB that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

3.PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	September 30,	December 31,
	2021	2020
Leasehold improvements	$9,000	$9,000
Furniture and equipment	10,968	8,463
Computers and hardware	1,602	1,602
Total property and equipment	21,570	19,065
Less: Acummulated depreciation	(13,785)	(10,684)
Property and equipment, net	$7,785	$8,381

4.LEASES

The Company has an operating lease for its retail location (“store lease”) that was originally scheduled to expire in March 2021, with the Company’s option to extend the lease term for up to two successive terms of 3 years each. In October 2020, management notified the lessor of the Company’s intent to exercise the first 3-year extension option per the terms of the agreement. Therefore, the Company remeasured the lease obligation liability and ROU asset at that time based on the estimated renewal terms.  The balances at December 31, 2020 reflect this remeasurement. Effective April 1, 2021, the Company executed a 5-year extension of the store lease and remeasured the lease obligation and ROU asset based on the final terms of this extension. This resulted in an increase in the ROU asset and lease obligation primarily due to the additional 2 years added to the lease term compared to the expected extension of 3 years. The amendment to extend the lease term also included the Company’s option to renew the lease for one additional 5-year term at the then current market rates. Management concluded that it is not reasonably certain that the 5-year renewal option will be exercised. The Company’s lease agreement does not contain any material residual value guarantees or material restrictive covenants.  The remaining term of the store lease is 54 months as of September 30, 2021.

Under the terms of the extension, the Company is responsible to pay property taxes and certain insurance costs associated with the leased property. These additional amounts are variable, and in accordance with ASC 842, are excluded from the recognition and measurement of the lease obligation.

Trees Waterfront, LLC

Notes to Financial Statements (unaudited and unreviewed)

The Company’s operating lease liabilities and ROU assets are presented separately on the accompanying Balance Sheet. The leases do not have a stated interest rate, and therefore management used a discount rate of 10% to determine the present value of the lease obligation.

Lease expense is recognized on a straight-line bases over the term of the lease and is presented separately as Occupancy costs in the accompanying Statement of Income and Member’s Equity.

The components of lease expense are as follows:

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Operating lease cost	$21,468	$19,472	$63,956	$58,416
Variable lease cost	0	—	(0)	—
Total lease cost	$21,468	$19,472	$63,956	$58,416

The Company’s remaining payments for its lease obligation are as follows:

Maturity of Lease Obligation as of September 30, 2021
2021 (October- December)	$13,366
2022	82,005
2023	84,462
2024	86,997
2025	89,607
2026	22,566
Total lease payments	379,003
Less: Interest	(77,638)
Present value of lease obligation	$301,365

5.ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Details of the Company’s accrued expenses and other current liabilities are as follows:

	September 30,	December 31,
	2021	2020
Sales tax accruals	$22,386	$37,506
Payroll accruals	62,715	45,999
Other expense accruals	—	188
Total accrued expenses and other current liabilities	$85,101	$83,693

6.COMMITMENTS AND CONTINGENCIES

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company continued to follow applicable local and state regulations during the nine months ended September 30, 2021, and through the date of the financial statements, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties or restrictions in the future.

Trees Waterfront, LLC

Notes to Financial Statements (unaudited and unreviewed)

7.SIGNIFICANT CONCENTRATIONS

The Company’s operations consistent of a single retail store.  Any events or circumstances that occur to prevent the store from operating for a significant period, or that affect the demand for its products or costs of operation in its geographic location, could have a material adverse impact on the Company’s results of operations.

8.SUBSEQUENT EVENTS

The Company has evaluated events through February 11, 2022, which is the date the consolidated financial statements were available to be issued.

On December 30, 2021, the Company completed the sale of its assets to General Cannabis Corp.  In exchange for the assets, the Company received $86,180 in cash, 1,669,537 in common shares of General Cannabis Corp, and will receive an additional $129,270 in equal payments over 24 months.

There were no additional material subsequent events that require recognition or disclosure in these consolidated financial statements.